EXHIBIT 10.2

                          LIMITED PARTNERSHIP AGREEMENT
                                       Of
                       TEXTERRA EXPLORATION PARTNERS, L.P

      This Limited Partnership Agreement ("LPA") dated as of January 22, 2006 between Terra Resources, Inc., a Delaware corporation ("TRI"), which is a wholly owned subsidiary of Terra Insight Corporation ("TIC"), and Enficon Establishment, a Liechtenstein entity ("Enficon").

                                    RECITALS

WHEREAS, TRI and its affiliates have spent significant time and resources in developing a project to explore for oil and gas in a designated area within LaSalle County Texas ("Davidson Project"), as more fully detailed in the annexed
Exhibit 1 hereto; and

WHEREAS, TRI desires to obtain funding for Bellows Well #1 within the Davidson Project, and Enficon is desirous of funding Bellows Well #1 and gaining an economic interest in Bellows Well #1.

NOW, THEREFORE, TRI, TIC and Enficon agree as follows:

      1. The Parties. TRI is the general partner of TexTerra Exploration Partners, L.P., a Delaware limited partnership ("TexTerra") formed by TRI to work on the Davidson Project. Enficon will gain an economic interest within TexTerra as a limited partner of TexTerra and will have the economic interest limited to Bellows Well #1 within TexTerra as specified in Section 3 below. TRI shall have the full authority of a general partner under the Delaware Limited Partnership Act to make decisions and take actions on behalf of TexTerra.

      2. Contributions of the Parties.

            (a) The January 10, 2006 agreement ("Davidson Agreement") is attached hereto as Exhibit 1, and is incorporated herein by reference.

            (b) TRI will provide operational and professional support to TexTerra, and will cause TIC to perform the STeP(TM) process for certain mapping and analysis of satellite and geological data in furtherance of the Davidson Agreement for the Bellows Well #1 ("the "Bellows Well #1") (as such term is defined herein). Enficon will reimburse TRI for 80% (eighty percent) of the budgeted costs for the Bellows Well #1, presently estimated as $1,133,720 for the estimated amount of such 80% in the budget for Bellows Well #1 reflected in the approval for expenditure ("AFE") (See Exhibit 2); and for the expenditures for professional fees including TexTerra'a oil and gas consultant, legal costs, title review fees, the costs of TIC's STeP (TM) studies, and additional cash calls made by TRI as general partner to cover the direct costs from third parties directly related to the Bellows Well #1 including, but not limited to, those arising out of changes to the drilling plan and those to the AFE.

            (c) TRI will, on behalf of TexTerra, monitor the performance of work on, and, if successful, the operation of the Bellows Well #1 and shall utilize such services of third party advisors, including engineering, accounting and legal, as TRI deems reasonable and necessary. TRI will maintain updated technical and financial analysis for the Bellows Well #1, negotiate with the potential parties interested in farmin interest(s) as to Bellows Well #1, negotiate, if appropriate in TRI's judgment, with third-party financing sources and take such other actions as it deems advisable in protecting the interests of TexTerra in Bellows Well #1.

            (d) Enficon shall, on or before February 3, 2006, deposit $1,133,720 ("Davidson Escrow Amount") into the escrow account of the Law Offices of Dan Brecher, as required pursuant to the Davidson Agreement ("Davidson Escrow Agreement") to fund the initial estimated costs of the Bellows Well #1 described in section 2 (b) above, and in accordance with the Davidson Agreement and the related

"AFE," as such term is defined in the Davidson Agreement. To the extent that TRI or a related party has already funded a portion of the Davidson Escrow Amount, Enficon shall at the written direction of TRI (accompanied by a notarized letter from the escrow agent acknowledging the receipt of an amount equal to such portion of the Davidson Escrow Amount from TIC, TRI or other related party), pay such portion of the Davidson Escrow Amount to TIC, provided that $283,430 is deposited by TIC into the HSBC account established for TexTerra for TRI's 20% portion of TexTerra'a payment of the initial estimated Bellows Well #1 budget of $1,417,150. Enficon, or a designee thereof, shall be a required signator on such TexTerra account holding the remaining portion of the Davidson Escrow Amount.

            (e) If, for any reason, additional funding is required for the Bellows Well #1 beyond the initial $1,417,150 estimated budget for the Bellows Well #1 or costs provided for herein, TRI and Enficon shall be responsible for such additional costs in the ratio of 20% to 80%, respectively. Enficon shall not have responsibility for, nor any interest in, any other well or other asset or revenue in TexTerra, other than the Bellows Well #1.

            (f) If Enficon fails to timely pay the amount set forth in Section 3
(d) when due, TIC and its affiliates shall have the right, but not the obligation, to deem the convertible debentures of CompuPrint ("CPPT") issued to Enficon reduced by the unpaid amount of the Section 2(d) amount, plus interest and costs, and to deem the remaining Enficon convertible debentures converted into CPPT stock at the greater of $1 per share or the average closing asked price for CPPT stock in the OTC Bulletin Board market for the day preceding the default, the day of the default and the day following the default by Enficon. Enficon represents that it has not assigned or transferred to anyone else any of the CPPT debentures issued to Enficon.

      3. Economic Interest of Enficon and TRI.

            (a) Enficon's interest in TexTerra in relation to the Bellows Well # 1 is and shall be limited to the right to 65% of the Net Revenue Interest in Bellows Well # 1 received by TexTerra after the Overriding Royalty specified in
Section 3 (b) below, and TRI shall receive the remaining 35% portion of the Net Revenue Interest received by TexTerra in relation to the Bellows Well #1.

            (b) For purposes hereof, the overriding royalty interest to be paid to TIC ("Overriding Royalty") shall be calculated as 5% (five percent) of 8/8ths of the working interest in the Bellows Well #1, and of such other revenue to TexTerra, if any, as may result.

            (c) All other interests in any other wells or projects of TexTerra shall be deemed "Non-Participating Projects" and "Non-Participating Farmout Interests" in and to which Enficon shall have no interest or rights.

            (d) Except as may otherwise be agreed in a separate writing signed by the parties hereafter, Enficon has and shall have no rights or interests in further wells drilled in accordance with the Davidson Agreement, nor in any other revenues, assets or operations of TexTerra outside the Bellows Well #1.

            (e) In connection with revenues received by TexTerra from farmout interests in Bellows Well #1, Enficon shall only participate in such revenue if Enficon fully pays for and participates in the Bellows Well #1, and only to the extent required hereunder. All other farmout transactions of TexTerra shall be deemed "Non-Participating Farmout Interests" in which Enficon shall have no rights or interest.

            (f) As to revenues received from the Bellows Well #1 interest, after payment of the 5% overriding royalty, the parties shall first receive a return on their 20/80 respective payments to the extent of such payments, after which net income from revenues, if any, shall be paid at the respective 35/65 ratio for TRI/Enficon for the Bellows Well #1, as provided for in Section 3 (a) above.

      4. Personnel. TexTerra may, in its discretion, hire employees and/or consultants to monitor and manage its interests in the Davidson Project. Such employees and/or consultants may be based in Texas.

      5. Reports. TexTerra will provide monthly reports to Enficon and TRI communicating the status, recommendations and the forward plans relating to the Bellows Well #1.

      6. Rights to STeP(TM). The STeP(TM) technology is and shall remain the property of Terra Insight Corporation, and there are no licenses or other rights to the STeP(TM) technology granted hereby to Enficon or any other party.

      7. Notices. Notices hereunder shall be made in writing, and, the LPA cannot be changed orally, but only by a writing signed by the parties. Notices shall be deemed delivered if sent by a reputable international overnight courier service, if to:

      TRI at Terra Insight Corporation
      99 Park Avenue, 16th Floor
      New York, New York 10016
      to the attention of Dmitry Vilbaum, Chief Operating Officer with copy to Dan Brecher, Esq. (facsimile: 212-808-4155)

      Enficon
      Liechtenstein,
      Poststrasse 403, FL-9491 Ruggell.

      Enficon may elect to receive notices by express mail.

      8. Governing Law; Jurisdiction; Service of Process. The LPA shall be governed by the Laws of the State of New York, without reference to principles of conflict of laws. Enficon specifically consents to the jurisdiction of the courts of the County, City and State of New York for the purpose of enforcement of these duties, obligations and agreements. Service of process as to any dispute related to the agreements between the parties may be made upon Enficon by a reputable international overnight courier service (or at Enficon's election by express mail) addressed to Enficon at the address as provided for herein.

      9. Severability of Provisions. If, as a result of a final determination of judicial proceedings before a court of competent jurisdiction as provided for in
Section 8 above, any provision of the LPA is held to be invalid, illegal or unenforceable, it shall be considered severed from the LPA, and all other provisions, rights and obligations shall continue without regard to the severed provisions.

      10. Confidentiality and Non-Circumvention. Enficon, for itself and its employees, agents and affiliates, acknowledges that TRI is a wholly-owned affiliate of a publicly held corporation and that all information regarding the transactions and potential transactions of TRI, its affiliates and the project entities is highly confidential. It is critical that Enficon and its employees, affiliates and agents not reveal or circumvent any of the proposed or potential transactions that are discussed with or noticed to Enficon in any way related to the business of TRI or its affiliates. Enficon covenants not to circumvent, in any way, any of the proposed transactions or project entities. Enficon specifically acknowledges and agrees that a breach of any of the duties, representations and obligations as to confidentiality and non-circumvention related hereto will cause irreparable harm to TRI and Enficon consents to the entry of judgment for injunctive remedies in any court of competent jurisdiction as to any such breach.

      11. Tax Matters Partner. For purposes of all tax matters, filings and elections, TRI shall be deemed the tax matters partner and shall make all filings and elections on behalf of TIC.

      12. Full Agreement; Language. The LPA, the Davidson Agreement and the documents specifically incorporated by either of these agreements represent the complete agreement of the parties hereto with respect to the subject matter contained therein. The LPA can only be modified by a writing signed by the parties to the LPA. The LPA is made in the English language in two copies having equal legal force, and each party hereto retains a copy hereof. This Agreement may be executed in counterparts.

IN WITNESS WHEREOF, the parties have signed below in the space provided.

TERRA RESOURCES INC.

 By:  /s/ Roman Rozenberg
      ------------------------------
      Name: Roman Rozenberg
      Title: Chief Executive Officer

TERRA INSIGHT CORPORATION

By:   /s/ Dan Brecher
      ------------------------------
      Name: Dan Brecher
      Title: Managing Director

ENFICON ESTABLISHMENT

By:   /s/ Mag. M. Feurstein
      ------------------------------
      Name: Mag. M. Feurstein
      Title:  Director

TEXTERRA EXPLORATION PARTNERS, L.P.,
By its General Partner, Terra Resources, Inc.

By:   /s/ Roman Rozenberg
      ------------------------------
      Name: Roman Rozenberg
      Title: Chief Executive Officer

                                    Exhibit 1

                               "Davidson Project"
                              "Davidson Agreement"

                             DAVIDSON ENERGY, L.L.C.
                                5003 Barlow Drive
                              Round Rock, Tx 78681
                                  512-238-8880
                                 512-238-8401 fx

                                January 10, 2006

TexTerra Exploration Partners, L.P.
99 Park Ave.
New York, NY 10016
Attention: Dmitry Vilbaum

      Re: Richard Bellows et al. Leases, La Salle County, Texas

Gentlemen:

      This letter agreement ("Farmout Agreement"), when signed by you in the space provided below, will constitute an agreement between Davidson Energy, L.L.C. ("Davidson"), Johnson Children's Trust No. 1 ("Trust") and TexTerra Exploration Partners LP ("TTEP") regarding the development of the Richard Bellows et ux. 1280-acre oil and gas lease dated April 27, 2005, recorded at Volume 451, Page 422, Official Public Records, La Salle County, Texas, covering two 640 acre tracts in Survey 158, H. & G.N.R.R. Co., A-1076, Patent No. 508, Vol. 14, and in Survey 157, H. & G.N.R.R. Co., A-276, La Salle County, Texas (the "Bellows Lease"). The Bellows Lease was assigned by the original lessees, Darrel Canion and Marian Canion, to Davidson and Trust subject to a reserved overriding royalty interest equal to the difference between 25% net revenue interest and existing landowner royalties.

      The Bellows Lease does not cover 100% of the mineral fee estate and three
(3) additional leases have been negotiated with the remaining mineral fee owners, being Main Plaza Corporation, Jarret B. Meuth and William R. Meuth, Jr. (collectively, the "Mineral Owner Leases"). The Bellows Lease and the Mineral Owner Leases are collectively referred to as the "Leases". Davidson shall bear the initial acquisition costs of the Mineral Owner Leases at its sole expense, not subject to reimbursement.

      1. Interests to be Purchased/Purchase Price. Subject to the conditions set forth herein, Davidson and Trust shall assign to TTEP a 70% (Seventy Percent) working interest (the "TTEP Initial Well Interest") in and to the Railroad Commission spacing unit ("Spacing Unit") surrounding the initial well (the "Initial Well") to be drilled on the Leases. The Initial Well is to be drilled to an approximate depth of 7,500 feet subsurface pursuant to the AFE (as defined below) and the JOA (as defined below). The purchase price for the TTEP Initial Well Interest shall be (i) TTEP's agreement to pay 100% (One Hundred Percent) of the actual costs up to the dollar limit ("Dollar Limit") stated in the Approval for Expenditure ("AFE") for drilling, testing, stimulating, completing and equipping (including tie in to sales lines) the Initial Well as a producing well through the tanks (if an oil well) or through the pipeline connection (if a gas well), as specified in the AFE, unless the election is made to plug and abandon the Initial Well, in which case the purchase price for the TTEP Initial Well Interest shall be the actual costs of drilling, testing, and plugging the Initial Well, plus any costs related to surface restoration surrounding the Initial Well which is required by the Bellows Lease. Any additional costs over the Dollar Limit shall be paid 70% (Seventy Percent) by TTEP and 30% (Thirty Percent) by Davidson. The remaining 30% (Thirty Percent) working interest in the Spacing Unit shall be retained by Davidson and Trust. The net revenue interest ("NRI") which shall be attributable to holders of all of the working interest shall be not less than 75% (Seventy Five Percent). All reasonable efforts will be made to spud the Initial Well by January 31, 2006, subject to drilling rig and other long lead time items' availability. The parties agree that the drilling operations shall be conducted on the Initial Well by Alamo Operating Company, L.C. ("Alamo Operating") subject to the terms of a separate agreement with Alamo Operating for such services.

      2. Escrow; Use of Funds.

      (a) Within one (1) business day after the satisfaction of the conditions stated in paragraph 7 below, TTEP shall deposit in cash by wire transfer to Dan Brecher, Attorney at Law ("TTEP's Agent") a sum equal to the costs of drilling to completion the Initial Well, as reflected by the AFE approved by the parties:

Law Offices of Dan Brecher
Citibank, 90 Park Avenue
New York NY 10016
Account number 95050499
ABA No.: 021000089

TTEP's Agent (as instructed by TTEP) shall immediately thereupon distribute the funds necessary to satisfy Alamo Operating's funding requirements for drilling the Initial Well, including immediate deposit with Alamo Operating of all dry hole costs required by Alamo Operating and any other advance deposits required by Alamo Operating under the terms of its operating contract.

      (b) Additional funds may be cash called as necessary, subject to the agreements between the parties, including the separate agreement with Alamo Operating.

      (c) In the event that the Initial Well is plugged and abandoned as a dry hole prior to a completion attempt, then TTEP's Agent and, if applicable, Alamo Operating shall refund to TTEP, 100% (One Hundred Percent) of all cash remaining after payment of the approved costs of drilling, plugging and abandoning the well bore and restoring the surface of the Initial Well Spacing Unit.

      (d) The funds deposited by TTEP shall be used solely for the purposes set forth in the AFE agreed by the parties, which shall include road work, site preparation, drilling of a water well and drilling, completing and equipping (or plugging and surface restoration, if applicable) on the Leases. Davidson and Trust may suggest the use of their affiliates to perform needed services at competitive rates, but neither party shall be bound to utilize such services of the affiliates.

      3. Operations, Selection of Drillsite and Drilling Specifications.

      (a) Alamo Operating shall be the operator of record. Should Alamo Operating fail or refuse to serve as operator, Davidson, Trust and TTEP shall mutually agree upon an operator of record. All operations, including the Initial Well and future wells, will be subject to a Model Form Operating Agreement to be executed by the parties with appropriate COPAS exhibit and other exhibits naming Alamo Consulting as operator (the "JOA").

      (b) TTEP, through its affiliate, Terra insight Corporation, shall select the location for the Initial Well and every subsequent well within the subject lease provided on average 3 out of 5 drilled oil or gas wells are productive. Alamo Operating shall communicate its proposed drilling procedures and techniques for the Initial Well to TTEP in advance and TTEP shall have the right to alter such procedures and techniques as it deems necessary to maximize the likelihood of drilling success. TTEP may, at its election and at its sole risk, maintain a drilling representative on the derrick floor or the Lease to monitor operations and to make elections, as appropriate. The parties agree that Alamo Operating or any successor operator shall be required to provide daily reports while undertaking well drilling, completion, or workover operations and weekly reports to the working interest holders regarding all other operations.

      4. Assignment of the TTEP Lease Interest. The TTEP Initial Well Interest and the TTEP interest in the remaining acreage under the Leases shall, subject to the Leases, be considered to be earned at the later to occur of (a) deposit by TTEP with TTEP's Agent of the costs of drilling the Initial Well to (dry hole + contingency) completion as reflected in the approved AFE, or (b) the deposit by TTEP's Agent from the Escrow the Initial Well dry hole costs with Alamo Operating per Alamo Operating's requirements, at which time Davidson/Trust shall deliver a fully executed and recordable assignment covering the Leases which conveys to TTEP a Seventy Percent (70%) working interest in the Initial Well Spacing Unit and a Fifty Percent (50%) working interest in all other acreage covered by the Leases, subject to the adjustment of working interest between the parties described in paragraph 5 below should Davidson/Trust elect not to participate in a future well and to instead elect to be carried, as therein described. TTEP agrees that it will timely provide Davidson with sufficient Initial Well drillsite information in advance of this assignment obligation that will permit Davidson to survey the Initial Well Spacing Unit perimeter and to generate metes and bounds field notes for such Initial Well spacing unit which are to be attached to the assignment as a part of the legal description of the Leases. After the Initial Well is drilled and then either plugged and abandoned or completed as a producer, TTEP will have completed all earning obligations on the Lease. Each working interest owner shall have the right to separately market its proportionate share of production from the Initial Well.

      5. Participation in Future Wells.

      (a) Davidson and Trust agree, that after the Initial Well, each party has the right but not the obligation to participate in future wells on the Lease, subject to the JOA, The extent of the participation by the participating party shall be 50% (Fifty Percent) working interest (unless Davidson/Trust elects to be carried as described in subparagraph 5(b) below). The contributing participation cost of each party shall be governed by the JOA.

      (b) In the event Davidson and the Trust together decide not to participate in a future well or wells on the Lease, Davidson/Trust shall promptly deliver a recordable assignment of their working interest in and to the Leases as to the spacing unit assigned to the proposed well, reserving therefrom only a back-in 10% (Ten Percent) working interest ("Backin Interest") which shall become effective if and when TTEP reaches cumulative payout on the Lease, according to the formula below. TTEP may assign its 100% (One Hundred Percent) working interest in the particular spacing unit at any time, subject to protection of the Backin Interest, and subject to the limitations upon assignment set forth in the particular Leases.

      (c) Payout shall be deemed to have occurred as of the first day of the month following the month in which the result of the following formula is equal to or greater than one:

            TTEP cumulative net production revenue (from Initial Well plus wells subject to Backin Interest)

            divided by

            TTEP cumulative cost (from Initial Well plus wells subject to Backin Interest)

      6. Representations and Covenants by Davidson.

      (a) Davidson represents that neither it or its employees, executives or other affiliates hold any beneficial interest in the Leases except as specified herein.

      (b) In the event that the rig is not available to be delivered to the Initial Well site within existing terms of the Leases, Davidson covenants to obtain a written extension to the term of any Lease prior to its scheduled expiration. Such extension shall be obtained at no additional cost to TTEP.

      (c) Davidson covenants to promptly apply for permits for a water well and road work and to complete these projects in a prompt workman-like manner once the necessary permits are obtained.

      (d) Davidson covenants to advise TTEP of the available lease terms for offset leases on the play trend when that information becomes available. If negotiations for offset leases are initiated by Davidson, then Davidson agrees to attempt to obtain leases with minimum two year terms and net revenues of at least 80%, plus the ability to hold such leases, if any are secured, by commencement of drilling to a maximum depth of 8,000 feet. Subject to technical and commercial review satisfactory in TTEP's view, TTEP shall pay Fifty Percent (50%) of the cost to the parties of any offset leases secured by Davidson and will be assigned 50% WI in the lease interest available.

      7. Conditions. The obligations of TTEP hereunder are conditioned on the satisfaction of the following conditions on or prior to January 18, 2006. In the event that the following conditions are not met to TTEP's satisfaction by such date then, unless unsatisfied conditions are waived by written agreement, any party may terminate this agreement by written notice of termination to the other parties.

      (a) Davidson shall furnish complete copies of all title materials and the option agreement with Canion.

      (b) TTEP shall complete its independent title review relating to the Leases and shall reach the reasonable conclusion that the assignment, when released to TTEP, fully transfers the interests purchased herein.

      (c) Davidson shall deliver a contract for a drilling rig ("Rig") which will be reasonably satisfactory to TTEP with a move in date no later than January 25, 2006 .

      (d) TTEP may at it's sole discretion obtain an inspection report from an independent engineer that indicates that the Rig is suitable to drill the Initial Well to the depth indicated in the AFE.

      (e) A drilling plan for the Initial Well is delivered to TTEP that is reasonably acceptable to TTEP.

      (f) An AFE is submitted to TTEP which is reasonably acceptable to TTEP.

      (g) A joint operating agreement ("JOA") is executed by Davidson, the Trust, TTEP and Alamo Operating (or any mutually acceptable operator) in connection with the Leases on the 1989 AAPL Model Form Operating Agreement with COPAS accounting exhibit.

      (h) The Alamo Operating contract shall be reviewed, accepted and executed and proof of Alamo Operating's operator bond and insurance shall be provided.

      8. TTEP Satellite Study of Lease. TTEP has contracted a satellite analysis of the Lease to determine drilling locations target objectives and shall provide to Davidson and Trust with the drilling location, target depth, and pay zones on the Initial Well on the date all of the conditions specified in Section 7 hereof are fully complied with or waived in writing by TTEP and, in connection with additional wells on the Lease, on a well by well basis, in accordance with
Section 5(a)above, in adequate time to plan for the drilling of the subsequent wells within the Lease and Farmout Agreements.

      9. Miscellaneous.

      (a) Whole Agreement. This agreement, the JOA including the COPAS, the AFE and the confidentiality agreement between Davidson and Terra Insight Corporation, an affiliate of TTEP, represent the entire agreement of the parties relating to the subject matter contained herein. This agreement can only be modified by a writing signed by the parties hereto.

      (b) Precedence. In the event of a conflict between this agreement and the JOA and the COPAS, this agreement shall take precedence.

      (c) Choice of Law. This agreement is governed by the laws of the State of Texas, without reference to principles of conflict of laws.

      (d) Arbitration. (i) All disputes hereunder shall be settled by binding arbitration upon the request of any party to this agreement, in accordance with the terms hereof. Any party hereto may, by way of summary proceedings (e.g., a plea in abatement or motion to stay further proceedings), bring an action in court to compel arbitration of the disputes.

            (ii) All disputes between the parties shall be resolved by binding arbitration administered by the American Arbitration Association (AAA) in accordance with the terms hereof, the Commercial Arbitration Rules of the AAA, and, to the maximum extent applicable, the United States Arbitration Act (Title 9 of the U. S. Code). In the event of any inconsistency between this agreement and such statute and rules, this agreement shall control. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction.

            (iii) All statutes of limitation that would otherwise be applicable shall apply to any arbitration proceeding.

            (iv) The arbitrators shall resolve all disputes in accordance with the applicable substantive law. Three arbitrators shall be chosen to decide the dispute, and each arbitrator shall be knowledgeable in the subject matter of the dispute. The operator and the non-operator (as a group, if more than one) shall each have the right to select one arbitrator for the panel and the two arbitrators thereby selected will select the third arbitrator for the panel. If the party-appointed arbitrators are unable or fail to agree upon the third arbitrator, the third arbitrator shall be selected by the AAA. Prior to the commencement of hearings, each of the arbitrators shall take an oath of impartiality. Unless determined otherwise by the arbitrators, each party shall bear the expenses of its party- appointed arbitrator, its own counsel, experts, witnesses, preparation and presentation of proofs and an equal share of the fees and expenses of arbitration (which includes the expenses of the third arbitrator). However, the arbitrators shall have the power to award to the prevailing party, if any, as determined by the arbitrators, all of its costs and fees, grant injunctive relief, and impose liens on real property to the extent necessary to enforce any awards.

            (v) To the maximum extent practicable, an arbitration proceeding hereunder shall be concluded within 90 days of the filing of the dispute with the AAA. Arbitration proceedings shall be conducted in Dallas, Texas, unless otherwise agreed in writing by all parties to such arbitration. Limited civil discovery shall be permitted for the production of documents and the taking of depositions with all issues regarding conformation with discovery requests being decided by the arbitrators. A preliminary hearing with the parties and/or their representatives and the arbitrators may be held to specify the issues to be resolved, to stipulate uncontested facts and to consider any other matter that will expedite the arbitration proceedings. Each party agrees to keep all disputes and arbitration proceedings strictly confidential, except for disclosures of information required in the ordinary course of business of the parties or by applicable law or regulation.

If the foregoing terms are acceptable to you, then so indicate your agreement by signing this letter agreement in the space provided below.

                                    Sincerely,

                                    Boris Keyser
                                    President, Davidson Energy, L.L.C.

ADDITIONAL SIGNATURES ARE TO BE MADE ON FOLLOWING PAGE

TERMS AGREED AND ACCEPTED                  TERMS AGREED AND ACCEPTED

TexTerra Exploration Partners, L.P.        Johnson Children's Trust No. 1
  By: Terra Resources, Inc.
      Its General Partner

By:                                        By:
    ------------------------------             -----------------------------
    Name: Roman Rozenberg                      Name: Billy Don Johnson
    Title: Chief Executive Officer             Title: Trustee
Date signed:                               Date signed:
             ---------------------                      --------------------

                                    Exhibit 2

                                      "AFE"

                           BRUINGTON ENGINEERING, LTD.
                            AUTHORITY FOR EXPENDITURE

          OPERATOR                       WELL NAME                WELL NUMBER
--------------------------------------------------------------------------------
Alamo Operating Company, L.C.             Bellows                      1
--------------------------------------------------------------------------------
         FIELD NAME                       COUNTY                     STATE
--------------------------------------------------------------------------------
           Wildcat                        LaSalle                    Texas
--------------------------------------------------------------------------------

                          DESCRIPTION OF PROPOSED WORK
--------------------------------------------------------------------------------
      Drill, complete and install production facilities on a 8500 ft. Test.
             This estimate is based on a turnkey drilling contract.

DRILLING COSTS - INTANGIBLE                                 Dry Hole       Completion           Total
                                                        --------------   --------------   --------------
Administrative Overhead                                          7,500            4,000           11,500
Cased Hole Logs & Perforating                                                    25,000           25,000
Casing Crew & Equipment                                          3,000           10,000           13,000
Cementing: Services                                            Turnkey           35,000           35,000
Cementing: Float Equip. / Cent. / Liner Hgr                    Turnkey            8,000            8,000
Directional Services
Drill Bits                                                     Turnkey            5,000            5,000
Drilling Mud                                                   Turnkey            4,000            4,000
Equipment Rentals                                               15,000           10,000           25,000
Fuel                                                           Turnkey            4,000            4,000
Insurance                                                       27,000                            27,000
Labor to Install Surface Facilities                                              10,000           10,000
Location: Damages & Legal                                       10,000                            10,000
Location: Surveyor, Permits & Fees                               5,000                             5,000
Location: Road, Pad & Cleanup                                   30,000                            30,000
Miscellaneous                                                   10,000            5,000           15,000
Mud Logger                                                      18,000            2,000           20,000
Open Hole Logging, Sidewall Cores, RFT's                        40,000                            40,000
Rig: Turnkey                                                   535,500                           535,500
Rig: Footage
Rig: Daywork 2 days @ $12,000/day                                                24,000           24,000
Rig: Move In & Move Out                                        Turnkey           10,000           10,000
Rig: Completion / P&A                                           10,000           16,000           26,000
Sidewall Core Analysis                                           3,000                             3,000
Stimulation                                                                     125,000          125,000
Supervision                                                     22,000           10,000           32,000
Transportation                                                   5,000            5,000           10,000
Water                                                            9,000                             9,000
Well Testing                                                                     10,000           10,000
Contingencies 10%                                               21,450           32,200           53,650
                                                        ==============   ==============   ==============
TOTAL INTANGIBLE DRILLING COSTS                         $      771,450   $      354,200   $    1,125,650

WELL EQUIPMENT COSTS - TANGIBLE                            Dry Hole        Completion          Total
                                                        --------------   --------------   --------------
Casing: Conductor                                              Turnkey
Casing: Surface 1200' 8-5/8", 24#/ft, J55, 8R, STC             Turnkey
Casing: Intermediate
Casing: Production 8500' 5-1/2", 17#/ft, J55, 8R, LTC                           161,000          161,000
Liner
Tubing 8400' 2-3/8", 4.7#/ft, N80, EUE, 8R                                       38,000           38,000
Artificial Lift Equipment
Bottom Hole Pump
Downhole Equipment (Packers, Anchors)                                             5,000            5,000
Sucker Rods
Wellhead                                                         2,000           15,000           17,000
                                                        ==============   ==============   ==============
TOTAL WELL EQUIPMENT COSTS - TANGIBLE                   $        2,000   $      219,000   $      221,000

SURFACE FACILITIES - TANGIBLE                              Dry Hole        Completion           Total
                                                        --------------   --------------   --------------
Dehydrator                                                                        8,000            8,000
Flow Lines                                                                       15,000           15,000
Line Heater/Separators                                                           15,000           15,000
Meter Run                                                                         5,000            5,000
Miscellaneous                                                                     7,500            7,500
Pumping Unit
Tanks                                                                            10,000           10,000
Valves & Fittings                                                                10,000           10,000
TOTAL SURFACE FACILITIES - TANGIBLE                                      $       70,500           70,500
                                                        ==============   ==============   ==============
TOTAL TANGIBLE DRILLING COSTS                           $        2,000   $      289,500   $      291,500
                                                        ==============   ==============   ==============
TOTAL AFE COST                                          $      773,450   $      643,700   $    1,417,150

Prepared by: Steven L. Bruington           Date: 1/19/2006
--------------------------------           ---------------
DISCLAIMER: The information on this page is only an estimate and is not based on any actual bids or contracts.

The actual well costs may vary due to unforeseen well conditions.